Exhibit (e)(2)(A)
SECOND AMENDMENT TO
FORUM FUNDS DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) to the Distribution Agreement between Forum Funds and Foreside Fund Services, LLC (formerly known as Forum Fund Services, LLC) (the “Distribution Agreement”) dated as of March 31, 2009 and as amended by the First Amendment dated as of September 9, 2009 by and between Forum Funds, a Delaware statutory trust (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (“FFS”) is effective as of October 8, 2009 (the “Effective Date”).

WHEREAS, the Trust and FFS desire to amend Appendix A of the Distribution Agreement to reflect amendments to the list of Funds;

NOW THEREFORE, the parties hereto agree as follows:

I.	Appendix A to the Distribution Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

II.	All other terms, conditions, provisions and sections of the Distribution Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the date set forth above.

FORUM FUNDS                                                                           FORESIDE FUND SERVICES, LLC

By:  /s/ Stacey E. Hong                                                                           By:  /s/ Richard J. Berthy
Print Name:  Stacey E. Hong                                                                  Print Name:  Richard J. Berthy
Title:  President                                                                                        Title:  Vice President

EXHIBIT A

AMENDED APPENDIX A TO THE
DISTRIBUTION AGREEMENT BETWEEN
FORUM FUNDS AND FORESIDE FUND SERVICES, LLC

APPENDIX A
Funds and Class of the Trust
As of October 8, 2009

FUND NAMES                                                                                                CLASS NAMES
Absolute Opportunities Fund	Institutional Shares
Absolute Strategies Fund	Institutional Shares and R Shares
Adams Harkness Small Cap Growth Fund
Beck, Mack & Oliver Global Equity Fund
BMO Partners Fund
Auxier Focus Fund	Investor Shares, A Shares
The BeeHive Fund
Brown Advisory Growth Equity Fund	Institutional Shares and A Shares
Brown Advisory Intermediate Income Fund	Institutional Shares and A Shares
Brown Advisory Core International Fund	Institutional Shares
Brown Advisory Maryland Bond Fund	Institutional Shares
Brown Advisory Opportunity Fund	Institutional Shares and A Shares
Brown Advisory Small-Cap Growth Fund	Institutional Shares, A Shares and D Shares
Brown Advisory Small-Cap Value Fund	Institutional Shares and A Shares
Brown Advisory Value Equity Fund	Institutional Shares and A Shares
Brown Advisory Flexible Value Fund	Institutional Shares and A Shares
Brown Advisory Small Cap Fundamental Value Fund	Institutional Shares and A Shares
DF Dent Premier Growth Fund
Dover Long/Short Sector Fund	Institutional Shares, Investor Shares
Fountainhead Special Value Fund
Golden Large Cap Core Fund	Institutional Shares and Investor Shares
Golden Small Cap Core Fund	Institutional Shares and Investor Shares
Grisanti Brown Value Fund	Institutional Shares and Investor Shares
Lou Holland Growth Fund	Institutional Shares , Investor Shares, A Shares and C Shares
Liberty Street Horizon Fund	A Shares, C Shares and Institutional Shares
Merk Hard Currency Fund	Investor Shares
Merk Asian Currency Fund	Investor Shares
Merk Absolute Return Currency Fund	Investor Shares
Payson Total Return Fund
Polaris Global Value Fund
Waterville Large Cap Value Fund	Institutional Shares and Investor Shares

FORUM FUNDS                                                                           FORESIDE FUND SERVICES, LLC

By:  /s/ Stacey E. Hong                                                                By:  Richard J. Berthy
Print Name:  Stacey E. Hong                                                       Print Name:  Richard J. Berthy
Title:  President                                                                             Title:  Vice President